Income Opportunity Realty Investors, Inc. 10-Q

Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Income Opportunity Realty Investors, Inc., a Nevada corporation (the “Company”) hereby certifies that:

(i)	The Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, fairly presents in all material respects, the financial condition, and results of operations of the Company, at and for the period indicated.

INCOME OPPORTUNITY REALTY INVESTORS, INC.

Date: November 9, 2021	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

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